The total number of sequentially numbered pages in this manually signed original is 12. As filed with the Securities and Exchange
Commission on May 11, 1994.

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                    INTERNATIONAL RECTIFIER CORPORATION
          (Exact name of registrant as specified in its charter)

     Delaware                           95-1528961
(State of Incorporation)           (I.R.S. Employer Identification No.)

                             233 Kansas Street
                       El Segundo, California 90245
                 (Address of Principal Executive Offices)


                    International Rectifier Corporation
                  1984 Stock Participation Plan (Amended)
                         (Full title of the plan)


                        Gerald A. Koris, Secretary
                    International Rectifier Corporation
                             233 Kansas Street
                       El Segundo, California 90245
                  (Name and address of agent for service)


                              (310) 322-3331
                  (Telephone number, including area code)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered:  Common Stock, par value $1 per share

Amount to be registered:  1,000,000 shares

Proposed maximum offering price per unit (1):     $14.94

Proposed maximum aggregate offering price (1):    $14,940,000

Amount of registration fee:   $5,151.73


1) Solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported in the Wall Street Journal as of May 6, 1994.

2) The exhibit index included in this Registration Statement is at page 5.


                                  PART I

                        INFORMATION REQUIRED IN THE
                         SECTION 10(a) PROSPECTUS


The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Act"). These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.



                                  PART II

                        INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of International Rectifier Corporation
(the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) The contents of the Company's 1984 Stock Participation Plan contained in its Registration Statement on Form S-8 dated
November 20, 1984, file number 2-94436.


ITEM 8.   EXHIBITS

See the attached Exhibit Index.


ITEM 9.   UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 9, 1994.

                              International Rectifier Corporation

                              By:/s/ Eric Lidow
                              Eric Lidow

                              Its: Chief Executive Officer, President,
                                   and Chairman of the Board



                             POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric Lidow, Gerald A. Koris, and Lesley C. Kleveter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and of the dates indicated.

Signature                Title                         Date

/s/ Eric Lidow           Chief Executive Officer       May 9,1994
Eric Lidow               President
                         Chairman of the Board

/s/ Michael P. McGee     Vice President                May 9, 1994
Michael P. McGee         Chief Financial Officer
                         (and in his capacity as Principal
                         Accounting Officer)

/s/ Robert J. Mueller    Director                      May 9, 1994
Robert J. Mueller        Executive Vice President,
                         External Affairs and Business Development

/s/ Alan E. Lidow        Director                      May 9, 1994
Alan E. Lidow

/s/ George Krsek         Director                      May 9, 1994
George Krsek

/s/ Rochus E. Vogt       Director                      May 9, 1994
Rochus E. Vogt

/s/ Jack O. Vance        Director                      May 9, 1994
Jack O. Vance

/s/ Donald S. Burns      Director                      May 9, 1994
Donald S. Burns


                               EXHIBIT INDEX


Exhibit                                                         Sequentially
Number    Description                                           Numbered Page


4.1       International Rectifier 1984 Stock Participation Plan   6
          (Amended)

5.1       Opinion of Gerald A. Koris, counsel to the Company      11

23.1      Form of Consent of Coopers & Lybrand                    12

23.2      Consent of Gerald A. Koris, counsel to the Company      11
          (contained in Exhibit 5.1)

24.1      Power of Attorney (included in this Registration        4
          Statement under "Signatures")